Calculation of Filing Fee Tables
F-1
Cuprina Holdings (Cayman) LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, par value US$0.008 per share	457(o)	4,970,862	$ 1.50	$ 7,456,293.00	0.0001381	$ 1,029.71
Fees to be Paid	2	Equity	Representative's warrants	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class A Ordinary Shares issuable upon the exercise of the Representative's warrants	457(o)	198,835	$ 1.65	$ 328,077.75	0.0001381	$ 45.31
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 7,784,370.75		$ 1,075.02
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 1,075.02
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

[2]	We have agreed to issue to the representative of the underwriters (the "Representative") warrants to purchase up to an aggregate number of shares of our Class A Ordinary Shares in an aggregate equal to four percent (4%) of the aggregate number of shares of ordinary shares sold in this offering) (the "Representative's Warrants"). The Representative's Warrants are exercisable at a per share price equal to 110% of the public offering price per share of the Class A Ordinary Shares sold in this offering. In accordance with Rule 457(g) under the Securities Act, because Class A Ordinary Shares underlying the Representative's warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

[3]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		F-1	333-297299	07/07/2026		$ 1,075.02
Fee Offset Sources		Cuprina Holdings (Cayman) LTD	F-1	333-297299		07/07/2026						$ 1,243.52
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	The Registrant previously paid registration fees of $1,243.52 in connection with the initial filing of this Registration Statement on Form F-1 on July 7, 2026.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date